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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

Board of Governors
Medical Inter-Insurance Exchange


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1998 with respect to the consolidated financial statements and schedule of Medical Inter-Insurance Exchange and subsidiaries included in the Registration Statement on Form S-1 dated December 4, 1998 and related Prospectus of The MIIX Group, Incorporated for the registration of shares of its common stock.




                                             /s/ Ernst & Young LLP




New York, New York
December 4, 1998